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EXHIBIT  10.28


THE TERMS OF THIS AGREEMENT AND EXHIBITS ARE PROPRIETARY TO OPTICOM AND ARE SUBJECT TO A CONFIDENTIALITY AGREEMENT SET FORTH IN SECTION 5 OF THIS AGREEMENT.

THIS AGREEMENT AND THE PRINTED PORTIONS OF ALL EXHIBITS MAY NOT BE AMENDED OR MODIFIED (OR ANY PART DELETED OR ADDED TO) WITHOUT THE WRITTEN CONSENT OF OPTICOM'S GENERAL COUNSEL OBTAINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 21 OF THIS AGREEMENT.


                           OPERATOR SERVICES AGREEMENT
                              (FOR COCOT PAYPHONES)

THIS AGREEMENT, dated January 21, 2000 entered into by and between ONE CALL COMMUNICATIONS, INC., an Indiana Corporation d/b/a Opticom, of 801 Congressional Boulevard, Suite 100, Carmel, Indiana, 46032 (herein referred to as "Opticom") and PHONETEL TECHNOLOGIES, INC., whose address is shown on the last page of this Agreement (herein referred to as "Customer"),

                                    PURPOSE:

- Opticom is an operator service provider engaged in the business of providing operator long distance services which are more fully described on Exhibit "A" which is attached hereto (the "Operator Services") through a telecommunications network maintained by it;

- Customer owns or controls coin-operated pay telephone equipment located at various places and sites (herein "COCOT Payphones"), each telephone or place where such telephone equipment is located having a discrete telephone number which is used to identify the originating location of the telephone (herein "ANI"), said COCOT Payphones being sometimes herein referred to as either "COCOT Locations" or "Locations" ; and

-        Customer desires to have Opticom provide Operator Services.

- Customer and Opticom are parties to a Regular Long Distance Service Agreement and Standby Operator Services Agreement dated October 26, 1999 (the "Long Distance and Standby Agreement");

ACCORDINGLY, OPTICOM AND CUSTOMER AGREE AS FOLLOWS:

     1. Contract for Services. Customer hereby contracts with Opticom for Opticom to provide Operator Services for the telephone equipment at the places and sites designated from time to time by Customer (herein "Locations"), and Opticom agrees to provide Operator Services at such Locations in accordance with the terms and provisions of this Agreement.

     2. Location Information. As to each Location which is to be provided Operator Services by Opticom, Customer shall provide to Opticom in a form and in a media mutually acceptable to
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Opticom and Customer all information and data required by Opticom to provide
Operator Services for such Location. All Locations submitted by Customer to Opticom for Operator Services are subject to approval by Opticom.

     3. Customer Warranty as to Minimum Billings. Customer acknowledges that, in order to provide Customer Operator Services pursuant to this Agreement, Opticom will make a substantial investment in facilities and personnel. Accordingly, Customer warrants that, during each six (6) billing month period commencing with the first full billing month, the gross billings for Operator Services provided by Opticom pursuant to this Agreement will average not less than _________________________________________________________ per month. If, during any of the four (4) six billing month periods during the term of this Agreement, the average gross monthly billings for Operator Services during said six (6) billing month period are less than ____________________________________________,
Customer shall pay to Opticom liquidated damages in the amount of _______________________________________for each of the billing months during said six (6) billing month period the actual gross monthly billings for that month were less than _________________________________________, it being agreed by the parties that the damages which would be sustained by Opticom would be substantial but would be difficult of ascertainment. Any liquidated damages owing by Customer may be deducted by Opticom from commissions and property surcharges payable to Customer pursuant to this Agreement.

         a. Sale of Business by Customer. If, during the term of this Agreement, Customer sells all or substantially all of its assets and if the purchaser thereof does not assume and agree to discharge all of Customer's obligations under this Agreement and any Addendum thereto (or if Opticom is unwilling to consent, for reasonable business reasons, to the assignment by Customer to the purchaser of this Agreement and any Addendum thereto, all liquidated damages provided for in this Section 3 shall, at the option of Opticom, become immediately due and payable in full calculated for the entire period from the effective date of such sale through the end of the term of this Agreement.

     4.  Commissions.

         a. Computation. Commissions payable to Customer are determined based on gross billings for Minutes of Use (herein "MOU") charges and Operator Assisted Surcharges (herein "OAS charges") billable to third parties for Operator Service long distance calls placed from Customer's Locations. Charges for MOU are determined by utilizing the Interstate and Intrastate Rate Plans selected by Customer for its Locations which are set forth on Exhibit B which is attached hereto and made a part hereof. Gross commissions are determined by multiplying the commission percentages stated on Exhibit B for the Interstate and Intrastate Rate Plans applicable to each Location times the gross billings for MOU charges and AOS charges for Interstate calls and the gross billings for Intrastate calls. Gross commissions are subject to the Bad Debt Deduction described in Subsection b below. Billings upon which commissions are computed do not include (i) local, state, and/or federal taxes which are payable by a billed party for Operator Services and (ii) billings for information or directory assistance calls. Commissions for calls to Alaska,

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         Hawaii, and Canada which are to be billed to United States telephone numbers will be paid at the applicable Intrastate commission rate.

         b. Bad Debt Deduction. Gross commissions and amounts billed for Customer's Property Surcharges are subject to a percentage deduction ("Bad Debt Deduction") for write-offs on Operator Services billings. The Bad Debt Deduction includes deductions and write offs for LEC standard bad debt deductions, unbillable and uncollectible calls, fraud; credits granted to billed parties upon request; rating changes required for billings; and call records which are either unbillable or uncollectible for any reason. The application of this deduction to gross commissions payable to Customer results in Net Commissions. The percentage amounts of the Bad Debt Deductions for billings for Interstate and Intrastate MOU charges, OAS charges, and Customer's Property Surcharges are stated separately on page 1 of Exhibit B.

         c. Customer's Property Surcharges. Opticom will also pay to Customer the Property Surcharges specified on Exhibit B which are to be collected by Opticom for Customer less the Bad Debt Deduction described above ("Adjusted Property Surcharges").

         d. Payment. Commencing on March 3, 2000, net Commissions and Customer's Adjusted Property Surcharges will be paid weekly by wire transfer to Customer's designated bank account on or before 11:00 a.m. (E.S.T.) on the Friday which follows the end of each Billing Week (12:01 a.m. Monday through 12:00 midnight Sunday) based upon Operator Services billings rendered by Opticom during the previous Billing Week. Any true ups which are necessary shall be made in the third weekly payment each month. No commissions and Adjusted Property Surcharges will be payable for any billing week for which the total commissions and Adjusted Property Surcharges otherwise payable to Customer do not exceed Ten Dollars ($10.00), and any such amounts not paid for any month shall not carry over to future Billing Weeks

         e. Reports. For each billing month, Opticom will provide to Customer an original computer-generated monthly report which will include individual call detail for each Operator Services Call made from each of Customer's Locations during the billing month. Opticom will use reasonable efforts to provide such reports as Customer reasonably requests.

         f. Changes in Opticom Billing Rates. Opticom may, from time to time with written notice to Customer, change the rates it charges third parties for MOU under the Rate Plans selected by Customer and/or the amount of Operator Surcharges payable to Opticom by such third parties for Operator Services provided by Opticom. Customer shall have a right to terminate this Agreement upon not less than thirty (30) days written notice to Opticom if Opticom makes any change in such billing rates which has a material adverse effect upon Customer and its business.

     5. Confidentiality. The parties hereto agree to keep and maintain the terms and provisions of this Agreement in confidence, and Opticom agrees to keep and maintain the names, addresses, and ANI's of all of Customer's Operator Service Locations, confidential and not to disclose the

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same to any third party except for such disclosure as may be compelled by legal process or required by any regulatory agency having jurisdiction and such disclosure as may be necessary in order for Opticom to arrange for Operator Services for such Locations. Opticom acknowledges and agrees that information provided and submitted by Customer to Opticom as the identity of owners and operators of Locations is and shall always remain confidential information subject to the provisions of this section of this Agreement, and Opticom agrees that at no time will it utilize such confidential information for any purpose other than to arrange to provide Operator Services to such Locations for Customer pursuant to this Agreement, nor will Opticom disclose such confidential information to any other person, firm, corporation or other entity without the express written consent of Customer.

     6. Term of Agreement. The initial term of this Agreement shall be for a period of twenty-five (25) months commencing on the date hereof after which this Agreement shall continue on a month-to-month basis until terminated by either party on not less than thirty (30) days written notice.

     7. Quality of Service. Opticom agrees to provide the Operator Services hereunder to Customer's Locations in conformity with the appropriate industry standards for like services and in accordance with the performance standards set forth on Schedule 1 which shall be signed and dated by both parties and attached hereto.

     8. Branding. At Customer's option, all operator calls handled by Opticom from Customer's COCOT Locations will be branded in Customer's name.

     9. 211 Trouble Calls. Opticom will answer, respond to, and process 211 trouble reports ("211 Calls") from Customer' COCOT Locations. Opticom will also process requests for refunds and requests for credits ("Home Credits"). Customer shall pay a fee of ______________________________ per trouble ticket to process Home Credits, and Customer shall also pay all of Opticom's costs and expenses incurred in processing and paying refunds and in granting credits. To foster public relations, all callers will be offered a courtesy long distance call of three (3) minutes in duration without charge to the caller. For those callers accepting such a courtesy call, Customer will be charged a fee of _____________________________________ per call. Up to five hundred (500)
completed trouble ticket calls (including those trouble ticket calls which involve courtesy calls) will be provided for Customer each month without charge at no cost to Customer. If the number of 211 Calls processed by Opticom in any month is in excess of five hundred (500), Customer shall pay a charge of ___________________ for each 211 Call in excess of the five hundred (500). Those trouble reports which include courtesy calls will be counted as part of the monthly free five hundred (500) call ceiling. All charges owing by Customer to Opticom for trouble reports will be deducted from commissions and property surcharges payable to Customer pursuant to this Agreement.

     10. Letters of Authorization ("LOA's"). Prior to Opticom commencing Operator Services for any Location which is not owned by Customer ("Non-Owned Location"), Customer shall obtain an authorization ("Authorization") from such Location which either directly authorizes Opticom to provide service to the Location or authorizes Customer, as agent for the Location, to select an operator services provider, such as Opticom, to provide operator long distance services for such

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Location. Such authorization shall comply with (i) all applicable local, state, and federal regulations (ii) all requirements and procedures of the local operating company (LEC) with respect to the selection of a preferred interconnection long distance carrier for the Location and (iii) all procedures and requirements of Opticom. As to all Non-Owned Locations submitted by Customer to Opticom, Customer represents and warrants that Customer has obtained for the Location an Authorization which complies with the requirements of this Agreement, that such Authorization is valid and authentic and constitutes and represents the most current Authorization for said Location to the best of Customer's knowledge, and Customer agrees to and shall indemnify and hold harmless Opticom from and against all losses, claims, fines, penalties, and expenses (including reasonable attorney fees) asserted or levied against or sustained or incurred by Opticom arising from or related to the invalidity of any Authorization or the contention that such Authorization was superseded by a more recent Authorization. As to all Locations owned by Customer (COCOT's), Customer represents and warrants to Opticom that the telephone equipment at such Locations to be served by Opticom pursuant to this Agreement is owned by Customer and that Customer has the power and authority to select the operator service provider for such Locations without the consent, approval, or authorization of any other person, firm, corporation, or other entity, and Customer agrees to and shall indemnify and hold harmless Opticom from and against all claims, liabilities, damages, fines, penalties, or other costs and expenses, including reasonable attorney fees, incurred or paid by Opticom arising out of or which involves, in any manner, the contention of a third party
(i) that Customer is or was not the owner of the COCOT telephone equipment at such Locations or (ii) that Customer did not have the power and authority to select the operator service provider for such Locations without the consent, approval, or authorization of any other person, firm, corporation, or other entity. In the event another customer of Opticom presents to Opticom an Authorization for a Location which is then subject to Customer's Authorization or in the event Customer presents to Opticom an Authorization for a Location which is then subject to an Authorization of another customer of Opticom, Customer authorizes and empowers Opticom, in its sole and absolute discretion exercised in good faith pursuant to internal Opticom policies consistently and uniformly applied, to determine which Authorization is to be honored.

     11. Regulatory Matters. Customer and all Location owners and/or operators shall at all times comply with and conform to all federal, state, and local laws, rules, regulations, ordinances, tariffs, dockets, orders, and guidelines applicable to the Operator Services to be provided by Opticom hereunder including all requirements with regard to posting guidelines, alternate carrier access, branding, transfer of calls to local exchanges, screening, blocking, and routing of emergency calls.

     Customer and all Locations shall permit Opticom to take whatever steps are necessary to insure that Opticom is in compliance with all of the regulations and requirements pertaining to the provision of Alternate Operator Services as established by the Federal Communications Commission and the regulatory authority(ies) of the state wherein such services will be provided.

     Opticom and Customer shall each indemnify, defend, and hold the other harmless of and from any and all claims, liabilities, fines, penalties, or other costs and expenses, including reasonable attorney fees, incurred or paid by such party by reason of the other party's failure to

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comply with any applicable federal or state laws, rules, regulations, tariffs, dockets, laws, ordinances, orders, or guidelines or other regulatory requirements applicable to such party.

     12. Access and Other Charges. Customer shall be responsible for all Presubscribed Interexchange Carrier Charges imposed with regard to Customer's Locations and the telephone lines serving such Locations; any FCC Universal Service Fund Contributions and Assessments levied and imposed upon Customer as a telecommunications provider; and any other similar charges and assessments which may be due and payable with regard to either Customer's telephone lines and equipment or with regard to the telecommunications services provided by Customer at its Locations.

     13. Location Relations. Customer acknowledges that, by reason of regulatory requirements requiring the identification of Opticom as the Operator Services Provider at Locations, the persons who own or control Locations will likely contact Opticom in the event there exist unresolved problems between the Locations and Customer regarding the payment of commissions by Customer for the Location or other matters and that the industry reputation of Opticom may be adversely affected if such problems are not satisfactorily resolved in an expeditious manner. Customer agrees to promptly endeavor to satisfactorily resolve problems with Location owners and operators which are brought to Customer's attention by Opticom, and Customer agrees that, if Customer fails to promptly resolve such complaints, Opticom may take whatever measures it deems appropriate to resolve the problem and maintain its reputation in the industry.

     14. Suspension and Termination of Services. Opticom shall have the right at any time and from time to time, with as much notice to Customer as is practicable under the circumstances, to temporarily suspend or terminate all or some Operator Services provided at or to any Location because of (i) defects or malfunctions of or in subscriber equipment at the Location over which Opticom has no control; (ii) an unacceptable level of fraudulent or uncollectible telephone calls; (iii) for violations of local, state, or federal laws and regulations; (iv) for violations of published rules, regulations, and tariffs;
(v) an unacceptable quality of transmission by reason of factors over which Opticom has no control; (vi) abuse of the Operator Services provided hereunder; or (vii) compliance with any order of a regulatory agency having jurisdiction.

     15. Relationship of the Parties. Opticom and Customer are independent parties, and there exists no relationship of joint venture, partnership, or agency between them. Customer and Opticom each agree to indemnify, defend, and hold each other harmless from all losses, claims, costs, including reasonable attorney fees, damages, or expenses arising out of, in whole or in part, directly or indirectly, the acts or omissions of such party or persons acting for or on its behalf.

     16. Force Majeure. To the extent that either Customer or Opticom shall be prevented or delayed from performing hereunder or giving any notice because of any event or circumstance over which such parties have no reasonable control (including, without limitation, war, fire, civil commotion, strike, flood, power shortages or outages, communication breakdowns and outages, acts or orders of regulatory agencies having jurisdiction, and the like), then such party shall be excused from performing or giving such notice for the duration of such event or force majeure,

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provided, however, that if the duration of the delay caused by such event shall exceed thirty (30) days, the party who was to benefit from the performance of such act shall have the right to terminate this Agreement by giving written notice to the other party.

     17. Default and Termination. In addition to all other rights of termination as herein provided, both Customer and Opticom shall have a right to terminate this Agreement by reason of any material default in the performance of duties and responsibilities by the other party if such default is not cured within thirty (30) days after written notice of such default is given to the defaulting party. Other than for (i) obligations for the payment of money or commissions due pursuant to this Agreement, (ii) indemnity obligations which are expressly provided for in this Agreement, (iii) confidentiality obligations under Section 5 of this Agreement, and (iv) amounts or damages (liquidated or otherwise) for which either party is liable pursuant to the terms and provisions of any addendum to this Agreement, any loan agreement between the parties, or any other agreement which supplements this Agreement (all of which obligations shall survive termination of this Agreement), neither party hereto shall have any liability to the other party for any direct, indirect, incidental, consequential, punitive or other damages sustained by a party by reason of the default of the other party under this Agreement, it being agreed that termination of this Agreement shall be the sole recourse and remedy of a non-defaulting party for the default of the other party.

     In the event (i) this Agreement is terminated by Opticom for any reason,
(ii) this Agreement terminates at the end of any term by reason of the election of either party not to permit this Agreement to renew for another term, or (iii) Opticom elects to terminate Operator Services for any Location of Customer for any reason, Customer shall be responsible for diligently and timely changing, prior to the effective date of any such termination, the preferred interconnection carrier from Opticom to another operator services provider for all Locations of Customer affected by any such termination. If Customer fails to change the preferred interconnection carrier for any Location prior to the effective date of the termination of this Agreement or termination by Opticom of such Location(s) and such Location(s) remains on Opticom's Operator Services network after the effective date of termination, no commissions or property surcharges will be payable to Customer for any Operator Services provided by Opticom for such Location after the effective date of the termination. As to all Locations of Customer which remain on Opticom's Operator Services network following termination of this Agreement or termination by Opticom of such Location(s), Customer agrees to and shall indemnify, defend, and hold Opticom harmless of and from any and all claims, liabilities, fines, penalties, or other costs and expenses, including reasonable attorney fees, incurred or paid by Opticom by reason of the Customer's failure (i) to change the preferred interconnection carrier for such Location(s) or (ii) to comply with any applicable federal or state laws, rules, regulations, tariffs, dockets, laws, ordinances, orders, or guidelines or other regulatory requirements applicable to Customer and such Locations, Customer expressly agreeing that this indemnity obligation shall survive termination of this Agreement.

     18. Changed Business and Economic Conditions. The parties hereto recognize and affirm that the Commission Schedules set forth on Exhibit B are based upon current business and economic conditions in the telecommunications industry in the United States and that such business and economic conditions may adversely change in the future by reason of competition,

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industry consolidation, governmental regulation, loss by Opticom of current network facilities or arrangements, and factors which are beyond the control of Opticom. The parties further recognize that changed business and economic conditions may make it uneconomical and impractical, with regard to existing Commission Schedules, for Opticom to profitably accept new Locations, to profitably continue to provide some Operator Services, to profitably continue to serve some or all existing Locations, and to otherwise be profitably competitive in the marketplace with regard to existing and future Locations. In the event bona fide changed business and economic conditions do occur and Opticom, in good faith, determines that it is uneconomical and impractical, in relation to existing Commission Schedules, for Opticom to profitably serve some or all existing Locations and to accept new Locations and to otherwise be profitably competitive in the marketplace with regard to some or all existing Locations and future Locations, Opticom may give Customer written notice of such situation and may, on sixty (60) days' notice to Customer, terminate some or all existing Locations or some Operator Services provided to Locations, in which event Customer's right to receive commissions as to such terminated Locations or terminated Operator Services shall cease, and Customer shall have no recourse against Opticom for loss of commissions occurring by reason of Opticom's termination of such Locations or services, but Opticom shall remain accountable to Customer for all commissions for Operator Services usage by such terminated Locations prior to the effective date of termination. In any such situation, Opticom agrees to negotiate in good faith with Customer regarding a new mutually satisfactory arrangement between Customer and Opticom pursuant to which the termination of existing Locations or Operator Services may be avoided and new Locations can be accepted. In the event the parties are unable to reach a new mutual agreement within a reasonable period of time, Customer may terminate this Agreement on not less than thirty (30) days written notice to Opticom

     19. Bankruptcy. In the event either Opticom or Customer becomes bankrupt (files a petition in bankruptcy or has an involuntary petition in bankruptcy filed against them and said petition is not dismissed within sixty (60) days of such filing), the other party may elect to terminate this Agreement by written notice effective at the end of the calendar month such notice was given. If Opticom becomes bankrupt, all commissions owing to Customer shall become immediately due and payable and Customer may immediately commence to transfer Locations to another operator services provider, in which event this Agreement shall continue in full force and effect as to all matters, including commissions for Customer, as to all Locations which remain on Opticom's network for as long as they remain on Opticom's network. In the event Customer becomes bankrupt, Opticom may, at its option, make advances to Locations for unpaid commissions, surcharges, and other compensation owing to such Locations by Customer in order to maintain such Locations on Opticom's network, and, if Opticom does so, Opticom may repay itself for such advances out of commissions due and payable to Customer for business arising subsequent to the date Customer became bankrupt.

     20. Arbitration. Except as may be expressly provided otherwise in an addendum to this Agreement or in any other agreement which is entered into be the parties to this Agreement, all claims or disputes arising out of this Agreement, the relationship of the parties created by this Agreement, or the alleged breach thereof shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then obtaining unless the parties mutually agree otherwise. Notice of the demand for arbitration shall be submitted in

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writing to the other party and to the American Arbitration Association. All arbitration proceedings and hearings shall be held in Indianapolis, Indiana. Any arbitration award shall be binding and enforceable in any court having jurisdiction of the parties hereto. The cost of the arbitration proceeding, exclusive of each party's own attorney fees and out-of-pocket expenses, shall be borne equally by the parties. If the provisions of any addendum or other agreement between the parties provides for an alternate means of dispute resolution (including litigation in a court of law), the provisions of such addendum or other agreement shall supersede this agreement with regard to the resolution of the claims arising out of or under such addendum or other agreement.

     21. Modification and Amendment. The advance written approval of Opticom's General Counsel shall be required to amend, modify, or add to this Agreement, the printed portions of all attached exhibits, and any approved Addendum thereto. To be effective, such written approval must be endorsed in writing on this Agreement or by way of an attachment hereto. Any modification or amendment (or any deletion from or addition to) the form of this Agreement, its exhibits, or any addendum to this Agreement not so approved in writing by such General Counsel shall be void and of no effect even if signed by an officer of Opticom. No officer, employee, sales representative, or agent of Opticom other than its General Counsel has the authority to vary or modify the form of this Agreement, the printed portions of the exhibits, or any approved addendum or to otherwise agree or consent to any amendment or addendum thereto. Opticom's General Counsel is:

                                   Jeffrey R. Kinney, Esq.
                  Mailing Address: 1 Riverfront Place, 20 N.W. First Street,
                                   Suite 700, Evansville, IN  47708
                  Courier Address: same as above
                  Telephone Number:(812) 425-5200
                  Fax Number:      (812) 425-2464
                  E-Mail:          jkinney@kylaw.com

     22. Notices. Any notice either party desires to give to the other party hereunder shall be in writing and shall be delivered by first class United States mail, postage prepaid, addressed to the parties at their addresses set forth below unless such addresses are changed by written notice from time to time. Written notices may also be faxed to either party, but, to be effective, the notice must also be mailed as aforesaid.

                  If to Opticom:    One Call Communications, Inc.
                                    801 Congressional Boulevard, Suite 100
                                    Carmel, Indiana  46032
                                    Attn:  President
                                    Fax Number:  (317) 575-3231

                  If to Customer:  To the Customer at the address set
                                   forth below.

     23. Non-Waiver. No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and

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signed by the party claimed to have waived or consented. No consent by any party to, or waiver of, a breach or default by the other, whether express or implied, shall constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

     24. Assignment. This Agreement may not be assigned by Customer except with the written consent of Opticom, which consent shall not be unreasonably withheld, provided,however, Customer may, without Opticom's consent, assign its rights to receive payment of commissions and Property Surcharges to secure financial obligations of Customer.

     25. Governing Law. This Agreement and any dispute relating thereto shall be governed by the laws of the State of Indiana.

     26. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

     27. Headings and Titles. The headings and titles in this Agreement are for convenience of reference only and shall not be construed to define or limit any of the terms herein or affect the meanings or interpretations of this Agreement.

     28. The Long Distance and Standby Agreement and Other Agreements. The Long Distance and Standby Agreement is terminated as of the date of this Agreement. This Agreement shall supersede and replace all existing arrangements or agreements between Opticom and Customer for the provision of telecommunications services by Opticom for Customer.

29. Execution; Counterparts; Facsimile Delivery. A copy of this Agreement signed by one party which is received by the other party by means of a facsimile transmission made by the signing party shall be binding upon the signing party and shall constitute delivery of this Agreement by the signing party for all purposes. The exchange by the parties of duly signed counterpart copies of this Agreement transmitted by such parties to each other by facsimile transmission shall result in a legally enforceable contract binding upon both parties.


                         THE FOREGOING IS OUR AGREEMENT.


ONE CALL COMMUNICATIONS, INC.                PHONETEL TECHNOLOGIES, INC.

By:/s/ Brad Benge                            By:/s/ John D. Chichester
     Executive Vice President                    President

                                             Address: North Point Tower
                                                      1001 Lakeside Avenue
                                                      Seventh Floor
                                                      Cleveland, OH  44114


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                                   EXHIBIT "A"


     The following is a listing of types of Opticom services available at this time.

     All long distance billable calls (InterLATA, IntraLATA, and/or Interstate), except as noted below, which are originated from Customer's Locations, but which either (i) are not billed to Customer or to the Location, and/or (ii) require operator assistance, including, but not limited to:

            (a) Operator assisted calls utilizing participating Bell Operating Company ("BOC") calling cards and other calling cards issued by other operating companies;

            (b) Operator assisted calls utilizing participating commercial credit cards;

            (c)   Collect calls;

            (d)   Calls which are billed to third party telephones;

            (e)   Person-to-Person Credit Card and/or Calling Card calls;

            (f) 0 + Area Code + seven digits + credit cards ("0+") listed (a) and (b) above;

            (g)   0 without additional digits ("0-").


     Services to be provided by Opticom do not include Local Operator Services which shall mean telephone calls (local collect, local person-to-person collect, local billed to a calling card, local third party person-to-person calls billed to another number) which are originated in and terminate in a geographic area which is a toll free local calling area. If Customer's Locations are used for Local Operator Services which cannot be billed by Opticom on an elapsed time basis, the difference between the charge allowed to be collected by Opticom and the elapsed time charges shall be deducted from amounts payable to Customer.

     Operator Services for International Long Distance Calls from Customer's Locations may be arranged for by Customer pursuant to an Addendum to the Operator Services Agreement.

                                   EXHIBIT B                        Page 1 of 4



                   COMMISSION AND PROPERTY SURCHARGE SCHEDULES

The commission percentage rate specified below for each of the Interstate and Intrastate Rate Plans (Billing Groups) selected by Customer for its Locations used to determine the amount of commissions payable to Customer is applied to Adjusted Billings for Minutes of Use ("MOU") charges and operator assisted surcharges ("OAS charges") for Interstate or Intrastate Telephone Calls made from Customer's Locations under each of the Rate Plans applicable to such Locations. Customer may select any of the Rate Plans for different Locations, but only one Interstate and one Intrastate Rate Plan may be selected for a Location. Opticom will bill and, subject to the applicable Bad Debt Deduction, collect for Customer the Property Surcharges ("PIF") specified below for each completed Interstate and, where applicable, Intrastate Long Distance Call.

                              INTERSTATE RATE PLANS

                  The Interstate Bad Debt Percentage is ______%

            / / Check here if Tiered, Volume-Sensitive Commission Rate Plans are attached and are to to be used in lieu of the following Interstate Rate Plan Schedule.

                                       Billing
         Rate Plans                     Group
         ----------                     -----
         Optibase                         115

         New Optibase-Day                 116

         Old Optibase-Day                 117

         Optimize                         119

         Optfive                          120

         Optiplus                         121

         Optimum                          123


         Optispan                         125

         Opti75                           126

         Optimax                          127

         Optibest                         138

         Other

         Other

         Other


                              INTRASTATE RATE PLANS

                  The Intrastate Bad Debt Percentage is ______%

A Customer may elect to use either (i) the General Intrastate Rate Plan which is set forth below for all States in which the Customer does business or (ii) the State-specific Rate Plans which are set forth one the following pages or (iii) a combination of both.


/ /  Check here if the General Intrastate Rate Plan is to be used in all States

/ / Check here if the General Intrastate Rate Plan is to be used in all states EXCEPT for those states for which information is completed on the following pages for state-specific rate plans.

                   GENERAL INTRASTATE RATE PLAN FOR ALL STATES

               Billing Group                         Commission Rate

                             INDIVIDUAL STATE RATE PLANS            Page 3 of 4

Instructions: Complete Commission Rates ONLY for rate plans in states where (i) Customer will do business or (ii) those states where Customer does not want the General Intrastate Plan to be used.

                              Billing
        State                 Group
        -----                 -----
     Alabama                  18
     Alaska                   18
     Arizona                  18
     Arkansas                 18
     California               18
                              10
                               7
                              20
     Colorado                 18
                              28
     Connecticut
     DC (see Washington, DC)
     Delaware                 18
     Florida                  18
                              44
     Georgia                  18
     Hawaii                   18
     Idaho                    18
     Illinois                 18
                               2
                              57
     Indiana                  18
                               7
     Iowa                     18
     Kansas                   18

     Kentucky                 18
     Louisiana                18
     Maine                    18
     Maryland                 18
     Massachusetts            18
     Michigan                 18
                              32
                              31
     Minnesota                18
     Mississippi              18
     Missouri                 18
                              40
     Montana                  18
                              17
                              40
     Nebraska                 18
     Nevada                   18
     New Hampshire            18
                              22
     New Jersey               18
                              38
                              55
     New Mexico               18
     New York                 18
     North Carolina           18
                             151

     North Dakota             18
     Ohio                     18
     Oklahoma                 18
                             150
                              35
     Oregon                   18
                              39
     Pennsylvania             18
     Rhode Island             18
     South Carolina           18
     South Dakota             18
     Tennessee                18
     Texas                    18
                              43
                              53
     Utah                     18
     Vermont                  18
     Virginia                 18
                               9
     Washington               18
                              39
     Washington, DC           18
     West Virginia            18
     Wisconsin                18
     Wyoming                  18

                               BILLING GROUP NOTES

Billing Group 7--Confinement Facilities
Billing Group 18--Pay Telephones in Cal and Virginia
Billing Group 22--Customer-Owned Pay Telephones (COCOT's) in NH
Billing Group 39--Local Default for OR and WASH
Billing Groups 43 or 53--Pay Telephones in Tex
Billing Group 44--Customer-Owned Pay Telephones (COCOT's) in Fla

                     INTERSTATE PROPERTY SURCHARGES (PIF)           Page 4 of 4


Interstate Property Surcharges are subject to the Bad Debt Deduction percentage stated on Page 1 of this Exhibit B.

/ / Check here if a Ramp-Up Interstate Property Surcharge (PIF) schedule is attached and is to be used in lieu of the following-stated Interstate Property Surcharge amount.

Amount of Interstate Property Surcharge (PIF) per completed Interstate call $_______________

/ / Check here if the Interstate Property Surcharges are to vary in amount from Location to Location as designated in writing by Customer. (If this is applicable, the amount of the Interstate Property Surcharge for any Location may not exceed the Property Surcharge amounts stated above.)

                         INTRASTATE PROPERTY SURCHARGES

Property Surcharges for Intrastate Long Distance Operator Service Telephone Calls may be prohibited in some states, limited in amount in other states, further restricted in some states as to (i) the types of telephones utilized to make such calls, eg. only pay telephones, only COCOT pay telephones, etc., (ii) the places where the telephone is located, eg. only hotel and motel rooms, only hospitals, no confinement facilities, etc., (iii) the locale where the telephone equipment is located, eg. New York City, (iv) whether such calls are IntraLata or InterLata, and (v) other variables. Customer may elect to have billed the maximum Intrastate Property Surcharge permitted in the state(s) where Customer's Locations are located or a lesser amount. Intrastate Property Surcharges are subject to the Intrastate Bad Debt Deduction percentage stated on Page 1 of this Exhibit B.

/ / Check here if the authorized Intrastate Property Surcharges are to vary in amount from Location to Location as designated in writing by Customer.

/ / Check here if Opticom is to bill the maximum authorized Intrastate Property Surcharge for all of Customer's Locations to the extent permitted by law in each state where Customer has Locations.

/ / Check here and complete the following table if the following Intrastate Surcharges are to be uniformly billed in the following States for the following types or classes of telephones, places, or locales to the extent permitted by law. Use more than one line for each state if necessary. (The use of this table will not prevent Customer from varying the amount of the surcharge for certain Locations as designated in writing by Customer.)

                          Type of Telephone                  Amount of
                            or Locations                    Intrastate
                        (eg. COCOT, payphone,                Property
       State              hotel/motel, NYC)                  Surcharge
       -----              -----------------                  ---------

                                                           $